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                                                              EXHIBIT (a)(1)(ii)


                          FORM OF LETTER OF TRANSMITTAL


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                              LETTER OF TRANSMITTAL

                           Regarding the Interests in

                               NTS - PROPERTIES IV

          Tendered Pursuant to the Offer to Purchase Dated May 10, 2002

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY NTS INVESTOR SERVICES BY, 12:00 MIDNIGHT EASTERN STANDARD TIME ON FRIDAY, AUGUST 9, 2002 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY OFFEROR.

[INVESTOR NAME]                                               IF APPLICABLE:

[ADDRESS]                                                     [CUSTODIAN]

[CITY, STATE, ZIP]                                            [ADDRESS]

[TAX I.D. #]                                                  [CITY, STATE, ZIP]

[# OF INTERESTS]                                              [ACCOUNT #]

I am a limited partner of NTS-Properties IV. I hereby tender my limited partnership interests or portion thereof, as described and specified below, to ORIG, LLC, (the "Offeror") upon the terms and conditions set forth in the Offer to Purchase, dated May 10, 2002 (collectively, the "Offer to Purchase" and "Letter of Transmittal" constitute the "Offer").

THIS LETTER OF TRANSMITTAL IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE OFFEROR TO REJECT ANY AND ALL TENDERS DETERMINED BY THE OFFEROR, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

I hereby represent and warrant that I have full authority to sell my interests, or portion thereof, to the Offeror, and that the Offeror will acquire good title, free and clear of any adverse claim. Upon request, I will execute and deliver any additional documents necessary to complete the sale of my interests in accordance with the terms of the Offer. In the event of my death or incapacity, all authority and obligation shall be placed with my heirs, personal representatives and successors.

I hereby appoint NTS-Properties Associates IV (without posting of a bond) as my attorney-in-fact with respect to my interests, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (1) transfer ownership of my interests on the Partnership's books to the Offeror, (2) change the address of record of my interests prior to or after completing the transfer, (3) execute and deliver lost certificate indemnities and all other transfer documents, (4) direct any custodian or trustee holding record title to the interests to do what is necessary, including executing and delivering a copy of this Letter of Transmittal, (4) withdraw any previous tender of my interests, and (5) upon payment by the Offeror of the purchase price, to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of my interests hereby tendered.


                                                                          (OVER)


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              INSTRUCTIONS TO TENDER INTERESTS IN NTS-PROPERTIES IV

Please complete the following steps to tender your interests:

-    Complete Part 1. by inserting the number of interests you wish to tender.

-    Complete Part 2. by providing your telephone number(s).

- Complete Part 3. by providing the appropriate signature(s). (Note: if your account is held by a Trustee or Custodian, sign below and forward this form to the Trustee or Custodian at the address noted on the first page of this Letter of Transmittal to complete the remaining steps). ALL SIGNATURES MUST BE NOTARIZED BY A NOTARY PUBLIC.

- Return your original Certificate(s) of Ownership for the interests with this form. If you are unable to locate your Certificate(s) of Ownership, complete the Affidavit and Indemnification Agreement for Missing Certificate(s) of Ownership.

PART 1. NUMBER OF INTERESTS IN THE PARTNERSHIP TO BE TENDERED:

[ ] I tender my entire ___ interest in the Partnership of interests for a price of $230.00 per interest.

[ ] I tender interests, representing only a portion of my interest in the Partnership, for a price of $230.00 per interest.

PART 2. TELEPHONE NUMBER(S).

My telephone numbers are: (_____)  __________________  [Daytime]  and (_____)
__________________ [Evening]

PART 3. SIGNATURE(S).

FOR INDIVIDUALS/JOINT OWNERS:



 ---------------------------------------------------------- -----------------------------------------------------
 Print Name of limited partner                              Print Name of joint owner


 ---------------------------------------------------------- -----------------------------------------------------
 Signature of limited partner                               Signature of joint owner


 Sworn to me this ___ day of _____________, 2002.           Sworn to me this ___ day of ____________, 2002.


 ---------------------------------------------------------- -----------------------------------------------------
 Notary Public                                              Notary Public


 FOR CUSTODIAL/TRUSTEE/IRA ACCOUNTS:


 ---------------------------------------------------------- -----------------------------------------------------
 Print Name of Signatory                                    Signature


                                                            Sworn to me this ____ day of __________, 2002.


 ----------------------------------------------------------
 Title of Signatory


                                                            -----------------------------------------------------
                                                            Notary Public
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 Return or Deliver: (1) this Letter of Transmittal; (2) your original
 Certificate(s) of Ownership for the interests, or if you are unable to locate your Certificate(s) of Ownership, the Affidavit and Indemnification Agreement
 for Missing Certificate(s) of Ownership; and (3) the Substitute Form W-9 on or
 before the Expiration Date to:


                              NTS INVESTOR SERVICES
                                   C/O GEMISYS
                             7103 S. REVERE PARKWAY
                               ENGLEWOOD, CO 80112
                For additional information, call: (800) 387-7454